Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Soligenix, Inc. on Form S-8 to be filed on or about December 10, 2015 of our report dated March 25, 2015, on our audits of the consolidated financial statements as of December 31, 2014 and 2013 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 25, 2015.

/s/ EisnerAmper LLP

Philadelphia, Pennsylvania

December 10, 2015